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Exhibit 10.13

                                     FORM OF
                           FIRST AMENDED AND RESTATED
                       WORKING CAPITAL ASSURANCE AGREEMENT
                                    [Project]

         THIS FIRST AMENDED AND RESTATED WORKING CAPITAL ASSURANCE AGREEMENT (this "Agreement") is made as of the 30th day of June, 1999, by and between Balanced Care Corporation, a Delaware corporation with a principal place of business at 1215 Manor Drive, Mechanicsburg, PA 17055 ("BCC"), and [ ], [ ] with a principal place of business at 610 Newport Center Drive, Suite 1150, Newport Beach, CA 92660 (the "Lessor").

                              W I T N E S S E T H:

         WHEREAS, the Lessor and [ ], a Delaware limited liability company (the "Lessee"), entered into that certain Lease and Security Agreement dated as of the Documentation Date (the "Lease"), relating to certain premises located in [ ] on property more fully described in the Lease (the "Property"); all capitalized terms used herein and not otherwise defined herein shall have the same meanings as ascribed to such terms in the Lease; and

         WHEREAS, pursuant to a First Amended and Restated Shortfall Funding Agreement of even date herewith (the "Shortfall Agreement") by and among the Member (as defined in the Shortfall Agreement), the Lessee, and BCC, and a First Amended and Restated Deposit Pledge Agreement of even date herewith (the "Deposit Pledge") by and among the Lessor, the Member, the Lessee and BCC, the Lessee will deposit funds into the Working Capital Reserve (as defined in the Shortfall Agreement) as provided in the Shortfall Agreement to fund certain operational losses anticipated in connection with the Project; and

         WHEREAS, the Member has issued a Senior Note to the Senior Lender under the Senior Credit Documents (all as defined in Appendix 1 to the Shortfall Agreement), whereby the Member will receive the proceeds of a loan in the amount of [ ] from Senior Lender to make equity contributions to the Lessee, so that the Lessee can deposit such proceeds in the Collateral Account (as defined in the Deposit Pledge) for the benefit of the Lessor, BCC and the Manager (as hereinafter defined) pursuant to the terms of the Deposit Pledge and the Shortfall Agreement; and
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         WHEREAS, the Lessor and BCC Development and Management Co., a Delaware
corporation ("Developer"), have entered into a Development Agreement dated as of the Documentation Date (the "Development Agreement") for the purpose of developing a [ ]-unit personal care home/assisted living facility on the Property (the "Facility"); and

         WHEREAS, the Lessee and [ ], a Delaware corporation (the "Manager"), have entered into a First Amended and Restated Management Agreement of even date herewith (the "Management Agreement") for the operation and management of the Facility; and

         WHEREAS, the Developer and the Manager are wholly-owned subsidiaries of BCC; and

         WHEREAS, as additional security for all of the obligations of the Lessee under the Lease, including without limitation all Minimum Rent and Additional Rent, as defined in the Lease (the "Lease Obligations"), the Lessor has requested the execution and delivery of this Agreement; and

         WHEREAS, because of the significant interest of BCC in the success and economic viability of the Facility, BCC entered into a Working Capital Assurance Agreement dated as of the Documentation Date (the "Original Working Capital Agreement"), whereby, among other matters, BCC agreed to provide to the Lessor adequate assurances regarding the funding of Shortfalls (as hereinafter defined) upon depletion of the Working Capital Reserve; and

         WHEREAS, BCC and the Lessor now desire to enter into this Agreement to amend and restate the Original Working Capital Agreement in its entirety as herein provided.

         NOW THEREFORE, for good and valuable consideration paid by each of the parties hereto to the other, the receipt and sufficiency of which is hereby acknowledged and in consideration of the covenants and agreements set forth herein, the parties hereto intending to be legally bound hereby agree as follows:

         1. (a) Subject to the terms of Section 4 hereof, from the date hereof until the complete payment and performance of the Lease Obligations, BCC unconditionally agrees to loan to the Lessee, by means of working capital loans (collectively, the "Working Capital Loans"), sufficient funds to pay and satisfy the amount by which the Lessee's cash requirements to meet all of its obligations (including, without limitation, operating expenses,

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debt service and the Lease Obligations) due and payable during any month exceed the gross revenues received by the Lessee during such month (the "Shortfall"). Without limiting the generality of the definition of "Shortfall," Shortfalls shall also include, without limitation (i) costs, expenses and damages related to the Lessee's failure to pay Taxes (as defined in the Lease), to maintain adequate insurance, to maintain any license necessary or desirable to operate the Facility and indemnification and defense costs and expenses in connection with litigation arising from or related to the Facility, (ii) all costs of collection and enforcement incurred by the Lessor in exercising any remedies provided in the Lease, and (iii) payment in full of all rent, additional rent and other amounts due to the Lessor or third parties under the Lease in the manner and at the time prescribed in the Lease.

         (b) Working Capital Loans shall be made pursuant to the Shortfall Agreement. BCC hereby agrees that the Lessor may make distributions of proceeds of Working Capital Loans directly to the Lessor or third party creditors of the Lessee.

         2. (a) Subject to the terms of Section 4 hereof, whether or not there has occurred or is continuing any default, breach of condition or failure to satisfy any condition under the Shortfall Agreement, BCC shall, without further direction, advance to the Lessee the amount equal to the Shortfall in a timely fashion so that the Lessee is able to meet all of its working capital obligations (including, without limitation, all Lease Obligations) when due. Without limiting the generality of foregoing, BCC shall make Working Capital Loans to the Lessee to fund Shortfalls even if the Lessee fails to make contributions on a timely basis to the Working Capital Reserve as provided in
Section 1.01 of the Shortfall Agreement or otherwise.

         (b) Without limiting BCC's obligation to fund Shortfalls as herein provided, BCC shall promptly notify the Lessor should any proceedings under Title 11 of the United States Code (each, a "Bankruptcy Proceeding," and the laws applied during such Bankruptcy Proceedings being referred to herein as "Bankruptcy Laws") be instituted by or against BCC, the Lessee or the Member, and, upon request from the Lessor, shall immediately fund or otherwise cause to be paid to all creditors (exclusive of the Lessor) of the party subject to the Bankruptcy Proceeding all amounts due such creditors. Further, BCC shall use all reasonable efforts (within the bounds of applicable law) to cause such Bankruptcy Proceedings to be dismissed as soon as possible.

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         3. BCC acknowledges that the covenants and agreements made hereunder by
BCC are being made to enable the Lessee, upon the complete disbursement of the Working Capital Reserve, to fulfill its obligations, including, without limitation, the Lease Obligations. Accordingly, it is expressly intended by BCC that the covenants and agreements by BCC hereunder may be relied upon and enforced by the Lessor. BCC acknowledges that (i) the Original Working Capital Agreement was made by BCC to induce Lessor to enter into and accept the Lease and (ii) this Agreement is being made by BCC to induce Lessor to accept the change in ownership of the Member and of the Lessee and to enter into and accept the Senior Credit Documents.

         4. Notwithstanding anything to the contrary set forth herein, BCC's obligation to provide the Working Capital Loans, and advance Shortfalls, to the Lessee shall not commence until such time as (i) the Senior Lender has advanced the full principal amount of the Senior Note to or for the benefit of the Lessee into the Working Capital Reserve and (ii) the full amount actually deposited by the Lessee in the Working Capital Reserve has been depleted. BCC shall make or permit disbursements to the Lessor from the Working Capital Reserve to meet any and all Lease Obligations when and as such Lease Obligations become due and payable, pursuant to the terms and provisions of the Deposit Pledge.

         5. The obligations of BCC hereunder shall not be affected by the termination, discontinuance, release or modification of any agreement from any endorser, surety or guarantor of the Lease Obligations. Notwithstanding anything to the contrary contained herein or in the Lease, the Lessor hereby covenants and agrees with BCC that the Lessor shall not amend, modify or otherwise alter the Lease or any other document executed in connection therewith (collectively, the "Lease Documents") without BCC's prior written consent, in each instance, which consent, shall not be unreasonably withheld, conditioned or delayed.

         In addition, the Lessor hereby covenants and agrees with BCC that, except in connection with the exercise of any of its rights and/or remedies under the Lease Documents, the Lessor shall not terminate the Lease without the prior written consent of BCC, which consent shall not be unreasonably withheld, conditioned or delayed.

         6. The obligations of BCC hereunder shall not be affected by any change in the beneficial ownership of the Lessee or by

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reason of any disability of the Lessee. This Agreement shall not be construed as a guaranty or surety agreement, but shall constitute the separate and independent primary obligation of BCC to the Lessor. This Agreement shall be in addition to any guaranty or other security for the Lease Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such guaranty or security. This Agreement shall continue to be effective or be reinstated, as the case may be, if, at any time, any payment of the Lease Obligations is rescinded or must otherwise be returned by the Lessor upon the insolvency, bankruptcy or reorganization of the Lessee or otherwise, all as though such payment had not been made.

         7. (a) Without limiting BCC's obligation to provide the Working Capital Loans, upon the occurrence of any default under any of the Lease Documents, BCC shall have the right, but not the obligation, to cure such default within any applicable notice and grace periods (or in the event of no grace period, within 3 days after receipt by BCC of notice of such default) and, to the extent permitted by law, enter upon the Property, if necessary, for such purpose and take all such actions as BCC may deem necessary or appropriate to remedy such default. The Lessor agrees to give written notice to BCC of any notices of default by the Lessee under the Lease or any other Lease Document which the Lessor sends to the Lessee. The Lessor agrees to accept any remedy performed by BCC as if the same had been performed by the Lessee.

         (b) The Lessor acknowledges that BCC has the right to acquire all of the Equity Interests (as defined in Appendix 1 to the Shortfall Agreement) should the Lessee fail to timely make all required deposits into the Working Capital Reserve pursuant to Section 1.01 of the Shortfall Agreement. In the event that the Lessee fails to make such deposits into the Working Capital Reserve and BCC exercises its rights under Section 1.01 of the Shortfall Agreement by having BCC, an Affiliate of BCC or a designee of BCC purchase all of the Equity Interests, the Lessor shall recognize as the Lessee under the Lease and other Lease Documents such designee as BCC may designate so long as such designee fully funds the Working Capital Reserve as provided in the Shortfall Agreement and otherwise executes and delivers to the Lessor such documents, instruments, affidavits and opinions as the Lessor may reasonably request. In such event (but subject to Section 10 of this Agreement), this Agreement and the obligations of the parties hereunder (including without limitation BCC's obligation to fund Shortfalls) shall remain in full force and effect.

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         8. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:


If to BCC:
                           c/o BCC Development and Management Co.
                           1215 Manor Drive
                           Mechanicsburg, PA  17055
                           Attention:  President

With copies to:
                           c/o BCC Development and Management Co.
                           1215 Manor Drive
                           Mechanicsburg, PA  17055
                           Attention:  General Counsel

                           and

                           Kirkpatrick & Lockhart LLP
                           1500 Oliver Building
                           Pittsburgh, Pennsylvania  15222-2312
                           Attention:  Steven J. Adelkoff, Esq.

If to the Lessor:
                           [     ]
                           610 Newport Center Drive, Suite 1150
                           Newport Beach, CA 92660
                           Attention:  President and General Counsel

                           Cordray & Goodrich
                           3306 Sul Ross
                           Houston, TX 77098
                           Attn:  Howard F. Cordray, Jr.

or at such other place as any of the parties hereto may from time to time hereafter designate to the others in writing. Any notice given to BCC or the Lessee by the Lessor at any time shall not imply that such notice or any further or similar notice was or is required.


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         9. This Agreement shall be construed, and the rights and obligations of the Lessor and BCC shall be determined, in accordance with the laws of the State in which the Facility is located, exclusive of such State's conflicts of laws rules.

         10. This Agreement and BCC's obligations hereunder shall automatically terminate upon the purchase by BCC or a wholly-owned subsidiary of BCC (a "BCC Affiliate") of all of the issued and outstanding equity of the Lessee or substantially all of the assets of the Lessee (and the Lessor hereby consents to such purchase of equity or assets); provided, however, if a BCC Affiliate purchases all of the assets or the outstanding equity of the Lessee, BCC shall provide to the Lessor an unconditional guaranty of all Lease Obligations, in form and substance reasonably satisfactory to the Lessor. The Lessor shall have the right, but not the obligation, to terminate this Agreement if (i) an Event of Default under the Lease remains uncured beyond any applicable cure period or
(ii) BCC fails to perform any of BCC's obligations or duties under this Agreement.

         11. (a) The Lessor covenants and agrees with BCC that (subject to Bankruptcy Laws) the Lessor shall not consent to any assignment of the Lessee's interest under the Lease (except to BCC or a BCC Affiliate) or any transfer of substantially all of the Lessee's assets or any transfer of the issued and outstanding equity of the Lessee without the prior written consent of BCC, which consent BCC may withhold in its sole and absolute discretion. In addition, in the event that, in violation of the terms of this Agreement or the Lease, (a) the Lessee or any Guarantor (as defined in the Lease) attempts to assign its interest in the Lease (or transfer substantially all of its assets), (b) the current holders of the issued and outstanding equity of the Lessee attempt to transfer any such equity or (c) if any of the events described in Section 10.1.8 and Section 10.1.10 of the Lease occurs with respect to the Lessee or a Guarantor, each of the Lessor and BCC covenant and agree that, subject to applicable law, the Lessor shall terminate the Lease (in accordance with the terms thereof) and the Lessor shall enter into a new lease of the Property with BCC (or any of its wholly-owned subsidiaries, provided, that, BCC executes and delivers a guaranty of any such lease, in form and substance acceptable to the Lessor), in form and substance acceptable to the Lessor; provided, however, that any such lease shall be substantially similar to the Lease. In connection with the execution and delivery of any such lease, (y) BCC and its subsidiary shall execute and deliver any additional documents that the Lessor may request, in form and substance similar to the Lease Documents and

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(z) BCC shall deliver to the Lessor such evidence as the Lessor shall request, in form and substance acceptable to the Lessor, that the new lease and all other documents executed and delivered in connection therewith have been duly authorized, executed and delivered and are enforceable. BCC agrees to pay all of the costs and expenses reasonably incurred by the Lessor (including, without limitation, attorneys' fees and expenses) in connection with the performance of the Lessor's obligations under this Section 11.

         (b) BCC agrees to indemnify, defend and hold the Lessor, its Affiliates, and their respective trustees, officers, directors, shareholders and other representatives (the "Indemnified Parties") harmless from and against any and all claims, demands, actions, causes of action, damages, losses, liabilities, fees (including without limitation attorneys fees), costs (including without limitation court costs) and expenses (collectively "Claims") in any way or manner whatsoever related or attributed to or arising out of suits, litigation or threatened suits or litigation by the Lessee or the Member in connection with (i) the rights, interests, obligations and duties of the Lessor or BCC under this Agreement, the Shortfall Agreement, the Deposit Pledge Agreement and any related leasehold mortgages, option agreements, equity pledge agreements, financing statements or other security interests (the "Applicable Documents") and/or (ii) any acts or failures to act, or the performance or assertion of any rights, duties or obligations, by BCC or the Indemnified Parties with respect to the Applicable Documents; provided, however, no Indemnified Party shall be held harmless or entitled to indemnifications or defenses to the extent that the Claim was caused in whole or in part by a breach of any obligation, covenant or agreement of the Indemnified Party under Sections 5, 7 or 11 of this Agreement.

         12. (a) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to its subject matter and supersedes any prior understandings or agreements between the parties with respect to such subject matter. The parties agree that this Agreement amends and restates the Original Working Capital Agreement in its entirety. However, nothing contained herein shall be deemed to amend or modify in any way the terms of the Original Working Capital Agreement applicable to the period of time prior to the date hereof.

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                           (b) Amendments. This Agreement may be modified or
amended only by a written instrument executed by the Lessor, the Lessee and BCC.

                           (c) Severability. If any term or other provision of
this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                           (d) Counterparts. This Agreement may be executed in
two or more counterparts, each of which shall constitute an original, but all of which together shall constitute but a single instrument.

                           (e) Future Cooperation. Each party covenants and
agrees to take such further action and execute such further documents as may be necessary or appropriate to carry out the intention of this Agreement.

                           (f) Successors and Assigns. This Agreement shall be
binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

                           (g) Representations and Warranties of BCC. BCC
represents and warrants that (i) this Agreement constitutes a legal, valid and binding obligation of BCC, was duly authorized, executed and delivered by BCC, and is fully enforceable against BCC in accordance with its terms (except as may be limited by bankruptcy and creditor's rights laws and general principles of equity), (ii) BCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do all things required of it under this Agreement; (iii) neither this Agreement nor any agreement, document or instrument executed or to be executed in connection herewith, violates the terms of any other agreement to which BCC is a party and (iv) the recitals set forth above are hereby incorporated by this reference and made a part of this Agreement, and BCC represents and warrants that such recitals

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are true and correct. Any material breach by BCC of the representations and warranties set forth herein shall be a default under this Agreement.

                           (h) Subordination. If for any reason whatsoever the
Lessee, any Affiliates of the Lessee, Developer or Manager now or hereafter becomes indebted to BCC or any Affiliate of BCC, such indebtedness and all interest therein shall at all times be subordinated in all respects to the obligations of BCC under this Agreement, the obligations of the Lessee under the Lease, the obligations of the Lessee and the Member to the Senior Lender under the Senior Credit Documents and the obligations of Developer under the Development Agreement. For purposes of this Agreement, the terms "Affiliate" and "Affiliates" shall have the meanings set forth in that certain Second Series Master Investment Agreement (the "Master Agreement") dated as of the Documentation Date and amended by a First Amendment of even date herewith, by and among the Lessor, Developer, the Member and BCC.

                           (i) Counsel Fees. If the Lessor or BCC brings any
action to interpret or enforce this Agreement, or for damages for any alleged breach thereof, the prevailing party in any such action shall be entitled to reasonable attorney's fees and costs as awarded by the court in addition to all other recovery, damages and costs.

                           (j) Reliance by the Lessor. BCC acknowledges that (i)
BCC will benefit from the execution and continued existence of the Lease, (ii) the Lessor will be relying upon BCC's assurances, representations, warranties, and covenants contained herein and (iii) the Lessor may take, or delay in taking or refuse to take any and all action with reference to the Lease (regardless of whether the same might vary the risk or alter the rights, remedies or recourses of BCC), including without limitation the settlement or compromise of any amount allegedly due thereunder, the granting of indulgences or extensions, and/or the release of or refusal to execute on any and all collateral; provided, however, nothing contained in this Section shall limit or modify the obligations of the Lessor under this Agreement, including without limitation Section 5 above.

                           (k) Waiver Provisions. BCC hereby knowingly,
voluntarily and unequivocally waives: (i) all notice of acceptance, protest, demand and dishonor, presentment and demands of any kind now or hereafter provided for by any statute or rule of law; (ii) any and all requirements that the Lessor institute any action or proceeding, or exhaust any or all of the Lessor's

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rights, remedies or recourses, against the Lessee or anyone else as a condition precedent to bringing an action against BCC under this Agreement;
(iii) any defense arising by reason of any disability, insolvency, bankruptcy, lack of authority or power, dissolution or any other defense of the Lessee, BCC, any guarantor of the Lease, or their respective successors and assigns (even though rendering same void, unenforceable or otherwise uncollectible); (iv) the benefits of any and all express or implied waivers which may otherwise be available to or claimed by BCC under the laws of the State in which the Property is located; (v) any claim BCC might otherwise have against the Lessor by virtue of the Lessor's invocation of any right, remedy or recourse permitted it hereunder or under the Lease, any letter of credit agreement, any guaranty, or otherwise available at law or equity; (vi) any failure, omission, delay or lack on the part of the Lessor or the Lessee to enforce, assert or exercise any right, power or remedy conferred on the Lessor or the Lessee in the Lease, or any action on the part of the Lessor granting a waiver, indulgence or extension to the Lessee or any other party; (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Lessee or BCC, marshaling of assets or liabilities, receiverships, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting the Lessee, BCC, or their respective assets, or the disaffirmance of the Lease in any such proceeding; (viii) any release or other reduction of the Lease Obligations arising as a result of the expansion, release, substitution or replacement (whether or not in accordance with terms of the Lease) of the Premises or any portion thereof; and (ix) any defense or claim available to BCC as a result of BCC's exercise of its right to purchase the Premises (or any portion thereof) pursuant to the Master Agreement or that certain Right of First Refusal Agreement dated as of the Documentation Date by and between the Lessor and BCC; provided, however, nothing contained in this Section shall limit or modify the obligations of the Lessor under this Agreement, including without limitation Section 5 and Section 11(a) above.

                           (l) Application of Agreement. This Agreement shall
apply notwithstanding any extension or renewal of the Lease, or any holdover following the expiration or termination of the Term or any renewal or extension of the Term (as defined in the Lease).


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                           (m) Financial Reporting. Within forty-five (45) days
of the end of each of the first three quarters of the fiscal year of BCC, BCC shall deliver the quarterly consolidated or combined, as applicable, financial statement of BCC to the Lessor. Within one hundred (100) days of the fiscal year end of BCC, BCC shall deliver to the Lessor the annual consolidated or combined, as applicable, financial statement of BCC audited by a reputable certified public accounting firm. If BCC is or becomes subject to any reporting requirements of the Securities and Exchange Commission (the "SEC") during the Term, BCC shall, in lieu of providing the financial statements described in the first two sentences of this Subsection, concurrently deliver to the Lessor such reports as are delivered to the SEC pursuant to applicable securities laws. All of the reports and statements required hereby shall be prepared in accordance with GAAP and BCC's accounting principles consistently applied and shall be accompanied by a statement signed by the President, Chief Financial Officer, Principal Accounting Officer, Controller, Executive Vice President, Development, or other officer of BCC as approved by the Lessor in writing, certifying that said reports are true, correct, and complete in all material respects after due inquiry.

                           (n) Leasehold Mortgage. To secure the obligations of
the Lessee under the Shortfall Agreement, the Lessee has granted to BCC an Open End Leasehold Mortgage and Security Agreement (the "Leasehold Mortgage") encumbering the Lessee's interest in the Lease. BCC shall, concurrently with the execution and delivery of this Agreement, execute and deliver to the Lessor an escrow letter and satisfaction instrument in the form attached hereto as Exhibit A removing the Leasehold Mortgage of record, which satisfaction instrument may only be recorded as provided in such escrow letter. BCC shall provide notice to the Lessor if BCC shall desire to institute any foreclosure proceedings by BCC under the Leasehold Mortgage, and BCC shall not institute such proceedings without the prior written consent of the Lessor, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, BCC agrees that the Lessor may condition consent to such foreclosure on the agreement by BCC that all personal property leased to the Lessee under the Lease will remain in the Facility and that such foreclosure will not materially or unreasonably disrupt or interrupt the operation of the Facility.

                           (o) Management Agreement. BCC acknowledges that BCC
is the sole shareholder of the Manager. As sole shareholder of the Manager, BCC agrees and shall cause the Manager to agree, that

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in the case of an Event of Default under the Lease (after applicable cure periods): (i) the Lessor shall have the right to terminate the Management Agreement and Manager's rights to manage the Facility, (ii) the Lessor shall have the right to require the Manager to cooperate and assist in all reasonable ways during any transition of management of the Facility after such termination,
(iii) during any such interim management, the Lessor shall have the right to approve or veto all operation budgets and (iv) Manager shall otherwise take such actions or refrain from taken such actions as the Lessor may reasonably request.

                           (p) Confidentiality. The Lessor hereby covenants and
agrees, on behalf of the Lessor and all Affiliates of the Lessor, that all Confidential Information (as hereinafter defined) will be held and treated by the Lessor, the Lessor's Affiliates and the agents and employees of the Lessor and its Affiliates in confidence and will not, except as explicitly consented to by BCC in its sole discretion, be disclosed by the Lessor, its Affiliates or the agents and employees of the Lessor or its Affiliates, in any manner whatsoever, in whole or in part, and will not be used by the Lessor, its Affiliates or the agents and employees of the Lessor or its Affiliates other than in connection with the Other Facilities (as defined in Appendix 1 to the Shortfall Agreement). The Lessor further agrees on behalf of itself and its Affiliates (i) to disclose Confidential Information only to (A) the Lessor's employees who need to know the Confidential Information in connection with the Facility and (B) potential or actual participants or assignees of the Lessor's interest in the Lease, the other Lease Documents, any other documents related thereto and the Facility, but only after receiving from such potential or actual participants or assignees an agreement whereby the recipient of such Confidential Information agrees to be bound by the provisions hereof relating to confidentiality and non-disclosure,
(ii) to employ all reasonable procedures to ensure that neither the Lessor, nor its Affiliates, agents, employees or potential or actual participants or assignees of the Lessor or its Affiliates use the Confidential Information in connection with trading in the securities of BCC or communicate such information to others who so trade in such securities and (iii) that any Confidential Information not returned to BCC, the Management Firm or the Lessee, as applicable, will be held by the Lessor and kept subject to the terms of this Section or destroyed. As used in this Section, (i) "Confidential Information" means all information and data containing or otherwise reflecting information concerning BCC or any Affiliate of BCC, or any Other Facility, which is not available to the general public but is material to the business,

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financial condition, or prospects of BCC and its Affiliates or otherwise would be material to making an investment decision with respect to the publicly traded securities of BCC, together with analyses, compilations, studies or other documents, whether prepared by BCC, the Lessor or any other Entity (as defined in Appendix 1 to the Shortfall Agreement), which contain or otherwise reflect such information and (ii) "Affiliate" of any Entity (the "Subject") shall mean
(x) any Entity which, directly or indirectly, controls or is controlled by or is under common control with the Subject, (b) any Entity or person owning, beneficially, directly or indirectly, five percent or more of the outstanding capital stock, shares or equity interests of the Subject or (c) any officer, director, employee, general partner, member, manager or trustee of either the Subject or any Entity controlling, controlled by or under common control with the Subject (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of the Subject).


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                                       14

         EXECUTED as a sealed instrument as of the date first written above.

WITNESS:                               BCC:

                                       BALANCED CARE CORPORATION,
                                       a Delaware corporation


/s/  Angela Kelly                      By: /s/ Robin L. Barber
Name: Angela Kelly                             Robin L. Barber,
                                               its Senior Vice President and
                                               Legal Counsel


WITNESS:                               LESSOR:

                                       [     ], [     ]


/s/ Andrea Brockway                    By:    [     ]
Name: Andrea Brockway                  Name:  [     ]
                                       Title: [     ]

                              Joinder of the Lessee

     Pursuant to Section 12(b) of the Original Working Capital Agreement, by signing below, the Lessee agrees with and consents to the provisions of this First Amended and Restated Working Capital Assurance Agreement.

                                                  LESSEE:

                                                  [     ]

                                                  By: ELDER CARE OPERATORS, LLC,
                                                       its Sole Member


                                                  By: /s/ Kevin L. Sherry
                                                          Kevin Sherry,
                                                          its Sole Member and
                                                          President

                                       16